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                                                                   EXHIBIT 10.64

                                   AVON, OHIO
                                  OFFICE LEASE
                                1284 MILLER ROAD


                  THIS INDENTURE OF LEASE made this 10th day of May, 1999 by and between ALAN N. JOHNSON, hereinafter referred to as "LANDLORD", and having a mailing address of 1284 Miller Road, Avon, OH 44011, and LEISURE TIME CASINOS & RESORTS whose mailing address is 4258 Communications Drive, Norcross, Georgia 30093, hereinafter referred to as "TENANT",

                               HEREBY WITNESSETH:

                                    ARTICLE I
                                    PREMISES:

1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms and provisions of this Lease, a building, indicated as The Building, located at 1284 Miller Road, Avon, OH 44011, sometimes hereinafter referred to as the "Demised Premises".


                                   ARTICLE II
                                  TERM OF LEASE

2.01 To have and to hold the Demised Premises unto Tenant, for the term May 10th, 1999 to June 30, 2000, then month to month until notice of termination by either party.

2.02 Said month to month tenancy may be terminated at any time by either party hereto, after June 30, 2000, by giving to the other party not less than one full month's prior notice in writing.


                                   ARTICLE III
                                      RENT

3.01 Tenant shall pay, or cause to be paid, to Landlord without any setoff or deduction whatsoever (except as may be otherwise herein expressly provided) and without any prior demand therefore, at the Landlord's place of business indicated above a monthly rental of One Thousand Five Hundred Dollars ($1500.00), per month, payable monthly in advance on the 1st day of each and every month.


Such rents are to be paid in advance, on the first day of each calendar month. If the Lease shall commence on the day other than the first day of a calendar month, or shall end on a day other than the last day of a calendar month, the applicable rental installment for such first or last fractional month shall be such proportion of the monthly installment as the number of days such fractional month bears to the total number of days in such calendar month.


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3.02 The Annual Fixed Rent above specified shall be net to Landlord. Tenant shall be responsible for the payment of all costs and expenses with respect to the use, occupancy and maintenance of the Premises, except where otherwise specified herein.

3.03 Landlord acknowledges that it has received from the Tenant the sum of Three Thousand Dollars ($3000.00), as consideration of First and Last Month Rent for the payment of rent and the performance and observance of the agreements and conditions in this Lease contained on the past of Tenant to be performed and observed. In the event of any default or defaults in such payment, performance or observance, Landlord may apply said sum or any part thereof towards the curing of any such default or defaults and/or towards compensating Landlord for any loss or damage arising from any such default or defaults. Upon the yielding up of the Demised Premises at the expiration or earlier termination of this Lease, if Tenant shall not then be in default or otherwise liable to Landlord, said sum or the then unapplied balance thereof shall be returned to Tenant. In the event Landlord's interest in the Building shall be transferred or assigned, the Lessor shall credit or turn over to such transferee or assignee the First and Last Month Rent or the unpaid balance thereof In such event, the Tenant agrees to look only to the transferee or assignee, as the case may be, of the Landlord with respect to the First and Last Month Rent or the unpaid balance thereof, its application and return Landlord further covenants that it will not assign or encumber or attempt to assign or encumber the First and Last Month Rent deposited herein.


                                   ARTICLE IV
                                    UTILITIES

4.01 Tenant shall pay for electricity used for lighting, service outlets and HVAC of it's premises directly to respective utility companies. including, but not limited to, gas, water, electricity, sewer charges, and the like, and shall pay for heating and air conditioning the Demised Premises and for the cost of installation of separate metering for the foregoing utilities.

4.02 Tenant shall be solely responsible for supplying and maintaining appropriate fire extinguishers on the premises in sufficient number and of a type appropriate to the premises, all as may be proscribed by local fire department regulations.

4.03 Landlord will supply heating and air conditioning units for Tenants needs, installed, which the Tenant, at his sole expense will maintain and keep in repair. Landlord shall assign to Tenant all manufacturers and installers warranties and guarantees with respect to such equipment, as well as any other equipment or systems provided as part of Landlord's original construction work.

4.04 Tenant shall be responsible for obtaining a service contract with a reputable HVAC maintenance and repair Company for purposes of preventative maintenance and service on said HVAC equipment. Tenant shall also be required to forward a copy of the service contract to the Landlord within thirty (30) days of the commencement of this Lease.

4.05 Notwithstanding any provisions of this Lease, Tenant covenants and agrees that it will not assign this Lease or sublet (which term without limitation, shall include the granting of


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concessions, licenses, and the like) the whole or any part of the Demised
Premises without in each instance having first received the express written consent of Landlord, which consent shall not unreasonably be withheld or delayed, and in any case where the Landlord shall consent to such assignment or subletting the Tenant named herein shall remain fully liable for the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rents and other amounts provided under this Lease. The restrictions of this
Article IV shall not, however, be applicable to an assignment of this Lease by Tenant to a subsidiary or controlling corporation, or corporation with or into which Tenant shall merge or consolidate, provided (and it shall be a condition of the validity of any such assignment) that such subsidiary or controlling corporation or corporation into which Tenant shall be merged or consolidated, agrees directly with Landlord to be bound by all the obligations of Tenant hereunder, including without limitation the obligation to pay the rent and other amounts provided for under this Lease, and the covenant against further assignment; but such assignment shall not relieve the Tenant named herein of any of its obligations hereunder and Tenant shall remain fully liable therefore.


                                    ARTICLE V
                         PROPERTY OF LANDLORD AND TENANT

5.01 All lighting fixtures, appliances, heating, ventilating, air conditioning, plumbing and electrical equipment, piping and wiring and other fixtures at or serving the Leased Premises, and any replacements thereof, whether deemed part of the Premises or owned by Landlord at the Commencement of the Term of this Lease, subsequently purchased by the Landlord, or purchased by Tenant in accordance with the provisions of this Lease, shall be the property of the Landlord (or part of the common areas and facilities of the Complex) except furniture, fixtures, machinery and equipment, wall decorations, and other items of personal property supplied, purchased and used by Tenant which property may be removed by Tenant at any time during the Term of this Lease under Leasehold Improvements.

5.02 Tenant shall, at Tenant's expense, cause all Tenant's personal property and such of Tenant's Special Installations as may be agreed by the Landlord and Tenant at or prior to installation, to be removed upon termination of the Lease, and shall repair any damage to the leased premises caused by such removal. Except reasonable wear and tear.

5.03 All of the personal property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the term of any occupancy of the Leased Premises by Tenant or anyone claiming under Tenant, may be on the Leased Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire or other casualty, or by the leakage or bursting of pipes, by theft or from any other cause, including, especially, loss of income, whether actual or projected, and whether or not covered by Tenant's insurance, no part of said loss or damage is to be charged to or to be borne by Landlord except such damage or loss due to the negligence of Landlord or Landlord's agent.


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                                   ARTICLE VI
                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

6.01 Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising from any act, omission or negligence of the Tenant, or Tenant's contractors, licensees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring from any accident, injury or damage occurring outside of the Demised Premises where such accident, damage or injury results from an act or omission on the part of the Tenant or Tenant's agents or employees. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, the defense thereof:

6.02 Tenant agrees to maintain in full force during the term hereof a policy of public liability and property damage under which Landlord (and such other person as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnity and hold Landlord and those in privity of estate with Landlord harmless from and against all costs, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in
Section 6.01 of this Article VI. Each such policy shall be noncancelable with respect to the landlord and Landlord's said designees without ten (10) days written notice to Landlord and a duplicate original of certificate thereof shall be delivered to Landlord. The minimum limits of liability of such insurance shall be One Million Dollars ($1,000,000.00) for injury (or death) to any one `or more persons in a single occurrence and Fifty Thousand Dollars ($50,000.00) with respect to damage to property.

                                   ARTICLE VII
                          LANDLORD'S ACCESS TO PREMISES

7.01 Landlord shall have the right to enter upon the Demised Premises at all reasonable hours for the purpose of inspecting or of making repairs to the same, or the building of which they are a part. If repairs are required to be made by Tenant pursuant to the term hereof, Landlord may demand that Tenant make the same, forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such written demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made. All such repairs shall be made in such a manner as to not unreasonably interfere with the business of Tenant.

7.02 For a period commencing ninety (90) days prior to the termination of this Lease, Landlord may have reasonable access to the premises herein demised for the purpose of exhibiting the same to prospective tenants.

7.03 Tenant covenants and agrees that it will not do or permit anything to be done in or upon the Demised Premises or bring in anything or keep anything therein, which shall increase the rate of insurance on the Demised Premises or the building of which they are a part above the standard rate of said Demised Premises and building. Tenant further agrees that in the event it shall cause said rate to increase .as aforesaid, it will promptly pay to Landlord on demand any such increase, which sum shall be due and payable as additional rent hereunder.

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7.03.1 Tenant covenants and agrees that no auction, fire or bankruptcy sales may be conducted within the Demised Premises without the previous written consent of the Landlord, which consent shall not be unreasonably withheld.

7.03.2 Except as specifically herein otherwise provided, Tenant agrees that, from and after the date that possession of the Demised Premises is delivered to Tenant and until the end of the term hereof, it will keep neat and clean and maintain in good order, condition and repair the Demised Premises and every part thereof, including, without limitation, the store front and the exterior and interior portions of all doors, windows, plate glass and showcases surrounding the Demised Premises, all plumbing and sewage facilities within the Demised Premises, fixtures and interior walls, floors, ceilings, signs. (including exterior signs where permitted), and all wiring electrical systems, interior building appliances and similar equipment, except for any damage to any such item caused by any act or negligence of Landlord, its employees, agents, licensees, contractors or servants. Tenant shall keep the Demised Premises in reasonably clean and neat condition throughout the Term of this Lease. There is excepted from this Article damage to such portions of the Demised Premises originally constructe4 by Landlord as are caused by fire loss of other casualty loss. Tenant further agrees that the Demised Premises shall be kept in a clean, sanitary and safe condition in accordance with the laws of the State of Ohio and ordinance of the City of Avon and in accordance with all directions, rules and regulations of the Health Officer, Fire Marshall, Building Inspector, and other proper officers of the governmental agencies having jurisdiction thereover. Tenant shall not permit or commit any waste.

7.04 Tenant agrees to provide for office cleaning service for the Demised Premises at it's own expense.


                                  ARTICLE VIII
                                DEFAULT BY TENANT

8.01 If, (i) the Tenant neglects or fails to pay the rent herein reserved or any part thereof when due and payable, as herein provided, or if the Tenant neglects or fails to perform or observe any of the other covenants, agreements or provisions contained in this Lease which, on the Tenant's part, are to be performed or observed, and such neglect or failure to pay rent shall continue for fifteen (15) days after written notice from Landlord, or any default in the observance or performance of the other covenants, agreements or provisions shall continue for thirty (30) days after written notice from Landlord without, in either case, Tenant's having commenced diligently to remedy such default, or (i.) if the leasehold hereby created shall be taken on execution, or by other process of law, or (iii) if any assignment shall be made of Tenant's property for the benefit of creditors, or if a receiver, trustee in bankruptcy, or similar officer shall be appointed to take charge of all or any part of the Tenants property by a court of competent jurisdiction, or if a petition is filed by the Tenant seeking an adjudication of itself as bankrupt or insolvent under any bankruptcy law or if an involuntary petition is filed against the Tenant and the appointment of such receiver, trustee or similar officer shall not be vacated or the proceeding in bankruptcy or insolvency shall not be dismissed within sixty (60) days then, and in any of the said cases, the Landlord lawfully may immediately, or at any time thereafter, and without demand or notice enter upon the Leased Premises or any part thereof, in the name of the whole and repossess the same as of the Landlord's former estate, and expel the Tenant and those claiming through or

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under the Tenant and remove their effects, forcibly if necessary, without being deemed liable for any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such re-entry and declaration this Lease shall terminate.

8.02 Tenant covenants that, in case of such termination, or in case of termination under the provisions of statute by reason of the default of the Tenant, the Tenant will pay to the Landlord as damages on each rent day a sum equal to one-twelfth of the Annual Fixed Rent for the remainder of the Term (but not assuming any extension unless so elected) and, when and as due, any sum or sums which would have accrued and been payable as additional rent under the terms hereof had this Lease continued in force, less any amounts actually received by the Landlord as compensation for the use and occupancy or rental of the Leased Premises, after deducting reasonable costs and expenses incurred in connection therewith. Landlord shall diligently undertake to relet the Leased Premises to mitigate any damages payable by Tenant hereunder.



                                   ARTICLE IX
                            ALTERATIONS OR ADDITIONS

9.01 The Tenant shall make no structural alterations, additions, installations, changes and improvements to the Leased Premises without the Landlord's prior written consent having first been obtained, which consent shall not be unreasonably withheld or delayed. Tenant shall have the right, at its own expense, without necessity of obtaining Landlord's approval, to make such nonstructural alterations, additions, installations, changes and improvements to the Leased Premises as Tenant may deem necessary or desirable for the conduct of its business. Any alteration, addition, installation, change or improvement by Tenant shall be performed at the sole risk, cost and expense of Tenant in a good and workmanlike manner, so as not to weaken or impair the structure of the Building or otherwise reduce the value of the Leased Premises and Tenant shall comply with and conform to all requirements, rules, regulations, laws and ordinances of all legally constituted authorities relating thereto. Such alterations, additions, installations, changes or other improvements (except to the extent they are deemed personal property or Special Installations) shall be and become part of the realty and the sole absolute property of the Landlord and shall remain upon and be surrendered with the Leased Premises harmless of and from any and all mechanics liens or claims which may arise as a result of or in connection with any alteration, addition or improvement constructed or placed upon the Leased Premises by the Tenant and to cause to be discharged from the record promptly upon request of the Landlord any notice of contract or mechanics lien filed by any person furnishing labor or materials in connection therewith.

9.02 In the performance of any work with respect to an alteration, addition or improvement, Tenant agrees to maintain or cause its contractors to maintain insurance, including Workman's Compensation, as required for Tenant's work.

                                    ARTICLE X
                               LANDLORD'S REMEDIES

10.01 It is covenanted and agreed that if the Tenant shall neglect or fail to perform or observe

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any of the covenants, terms, provisions or conditions contained in these presents and on its part to be performed or observed within thirty (30) days. after receipt of written notice of default, or such additional time as is reasonably required to correct any such default (except for payment of minimum rent' or the common area maintenance charges, in which case said period of notice shall be ten (10) days after receipt of written notice of default) or, if the estate hereby created shall be taken on execution or by other process of law, or is Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made or the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Tenant under any provisions of the bankruptcy now or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after it has begun, or if Tenant shall file a petition of such reorganization, for arrangements under any provision of the Bankruptcy Act now or hereafter enacted and providing a plan for the debtor to settle, satisfy or extend the time for the payment of debts, then, and in any of the said cases, (but only in such of the foregoing as may occur are not cured within sixty (60) days after receipt of a written notice from Landlord) notwithstanding any license of any former breach of covenant or waiver of the benefit thereof or consent in a former instance, Landlord lawfully may, immediately, or at any time thereafter, and without demand or notice, enter into or upon the said premises or any part thereof in the name of the whole and repossess the same as of his former estate, and expel Tenant and those claiming through or under it and remove its or their effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding' breach of covenant, and upon entry, as aforesaid, this Lease shall terminate; and `Tenant covenants and agrees, notwithstanding any entry or reentry by the Landlord whether by summary proceeding, termination or otherwise, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this lease, become due if this Lease had not been terminated or if Landlord had not entered or reentered, as aforesaid; provided that Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting after deduction of all expenses incurred in reletting the Demised Premises (including, without limitation, remodeling costs, connection therewith) - As an alternative at the election of the Landlord, Tenant will upon such termination pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term of the Lease, if the Lease Terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the premises for the balance of the term. Notwithstanding any contrary provision of the foregoing, Tenant shall not be deemed in default hereunder if Tenant is engaged in proceedings under Chapter X or XI of the Federal Bankruptcy Act or the reasonable equivalent or any comparable private restructuring of the debt of tenant provided that Tenant is not otherwise in default hereunder.

10.02 Landlord shall in no event be in default in the performance of any of his obligations hereunder unless and until the Landlord has failed to perform such obligations within thirty (30) days or such additional time as. in reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein the Landlord has failed to perform any such obligations. Notwithstanding the foregoing, Landlord shall act prior to the expiration of said thirty day period if necessary to protect Tenant's property or business activities on the Demised Premises.

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10.03 No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may against Tenant. Tenant may make any payment "under protest" reserving any rights Tenant may have to contest the requirement or propriety of Tenant making the same.

10.04 Any notice from the Landlord to the Tenant relating to the Leased Premises or the occupancy thereof or the termination of this Lease shall be deemed duly served if sent by certified registered mail to the address of 4258 Communications Drive, Norcross, GA 30093 or such other address as Tenant may hereinafter designate in writing. Any notice from the Tenant to the Landlord shall be deemed `duly served if sent by certified or registered mail to Landlord at 1284 Miller Road, Avon, OH 44011, or such other address as Landlord may hereinafter designate in writing.

10.05 MECHANICTS LIENS: Tenant agrees `immediately to discharge (either by payment or filing of the necessary bond, or otherwise) any mechanic's, materialman's or other lien against the Demised Premises and/or the Landlord's interest therein, which liens may arise out of any payment due, for any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant, in, upon or about the Demised Premises (but excluding any liens arising out of labor, etc., provided by the Landlord pursuant to this Lease) and in no event shall permit the existence of such lien for a period in excess of twenty (20) days beyond the time said lien takes effect.

10.06 WHEN LEASE BECOMES B1ND1NG: Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. Submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation or option for, the premises, and this document shall become effective and binding only upon the execution and deliver hereof by Landlord and Tenant. All negotiations, consideration representations, and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only be agreement in writing between Landlord and Tenant, and no act or commission or any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

10.07 RECORDING: Tenant agrees not to record the within Lease, but each party hereto agrees on request of the other, to execute a Notice of lease in recordable form and complying with all applicable Ohio laws and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

10.08 Where Tenant has notified Landlord in writing of the existence of a breach or alleged breach respecting the Landlord's duties under this Agreement, the Tenant will permit the Landlord or his assignee at Landlord's election, to enter the premises to cure said breach, or to otherwise rectify or remedy what may, at Landlord's election, be appropriate to do so.

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WITNESS the execution hereof, under seal, on this 10th day of May, 1999 in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes, as of the day and year first above written.

BY:      "Tenant"

LEISURE TIME CASINOS AND RESORTS


/s/ Elden W. Rance
--------------------------------------------
Elden W. Rance, Executive Vice President


STATE OF GEORGIA
GWINNETT COUNTY, SS.

Then personally appeared _____________________________________, and acknowledged the foregoing instrument to be his free act and deed on this ______ day of _________________________, before me:


Notary Public
              ---------------------------

My Commission expires:
                       ------------------


BY:      "Landlord"

ALAN N. JOHNSON


/s/ Alan N. Johnson
--------------------------------------------
Alan N. Johnson

STATE OF GEORGIA
GWINNETT COUNTY, SS.

Then personally appeared ____________________________________, and acknowledged the foregoing instrument to be his free act and deed on this _______ day of ___________________, before me:


Notary Public
              -----------------------------

My Commission Expires:
                       --------------------

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